Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 6, 2016, pursuant to the Agreement and Plan of Merger, dated April 28, 2016, (as amended or supplemented from time to time, the “Merger Agreement”), by and among Cousins Properties Incorporated (“Cousins” or the “Company”), Parkway Properties, Inc. (“Parkway”) and subsidiaries of Cousins and Parkway, Parkway merged with and into a wholly-owned subsidiary of the Company (the “Merger”), with this subsidiary continuing as the surviving corporation of the Merger.  In accordance with the terms and conditions of the Merger Agreement, each outstanding share of Parkway common stock and each outstanding share of Parkway limited voting stock was converted into 1.63 shares of Cousins common stock or limited voting preferred stock, respectively.  In the Merger, former Parkway common stockholders received approximately 183 million shares of Cousins common stock and Parkway limited voting stockholders received approximately 7 million shares of Cousins limited voting preferred stock.  The Company will account for the Merger as a business combination with the Company as the accounting acquirer.

On October 7, 2016, pursuant to the Merger Agreement and the Separation, Distribution and Transition Services Agreement, dated as of October 5, 2016 (the “Separation Agreement”), by and among Cousins, Parkway, New Parkway (as defined below), and certain other parties thereto, Cousins distributed pro rata to its common and limited voting preferred stockholders, including legacy Parkway common and limited voting stockholders, all of the outstanding shares of common and limited voting stock, respectively, of Parkway, Inc. (“New Parkway”), a newly-formed entity that contains the combined businesses (the “Houston Business”) relating to the ownership of real properties in Houston, Texas (the “Spin-Off”).  In the Spin-Off, Cousins distributed one share of New Parkway common or limited voting stock for every eight shares of common or limited voting preferred stock of Cousins held of record as of the close of business on October 6, 2016.  As a result of the Spin-Off, New Parkway is now an independent public company, and its common stock is listed under the symbol “PKY” on the New York Stock Exchange.

The following unaudited pro forma condensed consolidated financial statements as of September 30, 2016, for the year ended December 31, 2015 and for the nine months ended September 30, 2016 have been prepared (i) as if the Merger and Spin-Off occurred on September 30, 2016 for purposes of the unaudited pro forma consolidated balance sheet, and (ii) as if the Merger and Spin-Off occurred on January 1, 2015 for purposes of the unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position and operating results would have been had the Merger and Spin-Off occurred on September 30, 2016 or January 1, 2015, nor do they purport to represent Cousins’ future financial position or operating results.

The Spin-Off of the Cousins portion of the Houston Business (“Cousins Houston”) will be accounted for as a discontinued operation of Cousins beginning with the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016.  The unaudited pro forma consolidated statements of operations for the years ended December 31, 2014 and 2013 included herein reflect adjustments to Cousins’ historical results of operations related to the reclassification of Cousins Houston properties as discontinued operations.  The unaudited pro forma consolidated statements of operations contained herein for the years ended December 31, 2014 and 2013 reflect no adjustments associated with the Merger or Spin-Off.

The preliminary fair value of assets acquired and liabilities assumed and related adjustments for the assets acquired and liabilities assumed related to the Merger and Spin-Off incorporated into the unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and information currently available. The assignment of fair value to assets and liabilities of Parkway and New Parkway have not been finalized and are subject to change. The fair value of the assets and liabilities assumed was based on the actual net tangible and intangible assets and liabilities of Parkway that existed on the Effective Date. The amount distributed to stockholders in connection with the Spin-Off was based on the historical cost of the assets and liabilities contributed to New Parkway. The historical cost of Parkway assets contributed to New Parkway was fair value since the Merger occurred immediately prior to the Spin-Off.

Actual amounts recorded in connection with the Merger and Spin-Off may change based on any increases or decreases in the fair value of the assets acquired and liabilities assumed upon the completion of the final valuation and may result in variances to the amounts presented in the unaudited pro forma consolidated balance sheet and/or unaudited pro forma consolidated statements of operations. Assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. These adjustments are based on available information and assumptions that management of Cousins considered to be reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to: (1) represent Cousins’ actual financial position had the Merger and Spin-Off occurred on September 30, 2016; (2) represent the results of Cousins’ operations that would have actually occurred had the Merger and Spin-Off occurred on January 1, 2015; or (3) project Cousins’ financial position or results of operations as of any future date or for any future period, as applicable.

During the period from January 1, 2015 to September 30, 2016, Cousins and Parkway acquired and disposed of various real estate operating properties. None of the assets acquired or disposed by the respective companies during this period exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2015. The impact of these insignificant acquisitions and dispositions are reflected in the respective companies’ historical consolidated balance sheets as of September 30, 2016.

The unaudited pro forma condensed consolidated financial statements have been developed from, and should be read in conjunction with, the consolidated financial statements of Cousins and accompanying notes thereto included in Cousins’ annual report filed on Form 10-K for the year ended December 31, 2015 and quarterly report filed on Form 10-Q for the nine months ended September 30, 2016 and the consolidated financial statements of Parkway that are included in this Current Report on Form 8-K. In Cousins’ opinion, all adjustments necessary to reflect the Merger with Parkway, Spin-Off of New Parkway and the issuance of Cousins’ and New Parkway shares have been made.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in thousands, except share data)

	Cousins Historical (1)	Parkway Historical (2)	Merger Adjustments		Merged Cousins Pro Forma Total	Cousins Houston Historical (4)	Parkway Houston Historical (4)	Spin-Off Adjustments		Post-Spin-Off Merged Cousins Pro Forma Total
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation	$2,014,548	$2,707,165	$474,559	A	$5,196,272	$(1,080,899)	$(777,735)	$197,976	A	$3,535,614
Projects under development	111,768	—	—		111,768	—	—	—		111,768
Land	9,669	23,651	(9,030)	A	24,290	—	(10,360)	669	A	14,599
	2,135,985	2,730,816	465,529		5,332,330	(1,080,899)	(788,095)	198,645		3,661,981

Real estate and other assets held for sale, net of accumulated depreciation and amortization	203,735	185,496	17,712	A	406,943	—	—	—		406,943
Cash	97,241	97,068	(5,234)	B	189,075	(59)	(11,792)	(177,224)	B	—
Restricted Cash	6,566	—	—		6,566	—	—	—		6,566
Notes and accounts receivable, net of allowance for doubtful accounts	12,215	13,387	—		25,602	(3,645)	0	—		21,957
Deferred rents receivable	60,094	97,894	(97,894)	C	60,094	(28,002)	(25,071)	25,071	K	32,092
Investment in unconsolidated joint ventures	116,933	44,628	8,861	D	170,422	—	—	—		170,422
Intangible assets, net of accumulated amortization	105,015	105,351	192,009	A	402,375	(61,050)	(17,872)	(55,075)	A	268,378
Other assets	22,950	30,031	(4,500)	L	48,481	(2,469)	(12,133)	(2,512)	L	31,367
Total assets	$2,760,734	$3,304,671	$576,483		$6,641,888	$(1,176,124)	$(854,963)	$(11,095)		$4,599,706

Liabilities:
Notes payable	$789,378	$1,371,975	$6,767	B	$2,168,120	$(178,471)	$(276,744)	$(345,497)	B	$1,367,408
Accounts payable and accrued expenses	84,641	88,990	33,293	E	206,924	(35,827)	(21,583)	7,463	M	156,977
Deferred income	34,604	514	—		35,118	—	(337)	—		34,781
Intangible liabilities, net of accumulated amortization	52,127	50,148	13,702	A	115,977	(36,490)	(18,264)	14,453	A	75,676
Other liabilities	28,412	32,462	(11,941)	F	48,933	(2,500)	(8,208)	—		38,225
Liabilities of real estate assets held for sale	106,135	100,316	2,617	A	209,068	—	—	—		209,068
Total liabilities	1,095,297	1,644,405	44,438		2,784,140	(253,288)	(325,136)	(323,581)		1,882,135

Commitments and contingencies	—

Equity:
Stockholders’ investment:
Preferred stock, $1 par value, 20,000,000 shares authorized, -0- and 6,867,360 shares issued and outstanding historical and pro forma, respectively (3)	—	—	6,867	G	6,867	—	—	—		6,867
Common stock, $1 par value, 220,498,850 and 402,680,741 shares issued and outstanding, historical and pro forma, respectively (3)	220,499	112	182,850	G	403,461	—	—	—		403,461
Limited voting stock, $1 par value	—	4	(4)	G	—	—	—	—		—
Additional paid-in capital	1,723,552	1,859,408	(177,993)	G	3,404,967	—	—	—		3,404,967
Treasury stock at cost, 10,329,082 shares historical in 2016	(148,373)	—	—		(148,373)	—	—	—		(148,373)
Accumulated other comprehensive loss	—	(9,496)	9,496	H	—	—	—	—		—
Distributions in excess of cumulative net income	(132,766)	(440,925)	407,631	I	(166,060)	(922,836)	(529,827)	335,290	N	(1,283,433)
Total stockholders’ equity	1,662,912	1,409,103	428,847		3,500,862	(922,836)	(529,827)	335,290		2,383,489
Nonredeemable noncontrolling interests	2,525	251,163	103,198	J	356,886	—	—	(22,804)	O	334,082
Total equity	1,665,437	1,660,266	532,045		3,857,748	(922,836)	(529,827)	312,486		2,717,571
Total liabilities and equity	$2,760,734	$3,304,671	$576,483		$6,641,888	$(1,176,124)	$(854,963)	$(11,095)		$4,599,706

See accompanying notes

(1) Historical financial information of Cousins is derived from its Quarterly Report filed on Form 10-Q for the nine months ended September 30, 2016.

(2) Historical financial information of Parkway derived from the financial information as of September 30, 2016 included herein. Certain amounts have been reclassified to conform to Cousins’ financial statement presentation.

(3) Historical shares issued and outstanding represent Cousins’ common stock as of September 30, 2016 as filed on its Quarterly Report filed on Form 10-Q. The pro forma shares issued and outstanding represent the historical Cousins shares and the shares issued to Parkway common stockholders had the Merger occurred as of September 30, 2016.

(4) Historical financial information of Cousins Houston and Parkway Houston reflects historical financial information for Cousins’ and Parkway’s Houston properties contributed to Parkway, Inc. at consummation of the Spin-Off.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands, except share data)

	Cousins Historical (1)	Parkway Historical (2)	Merger Adjustments		Merged Cousins Pro Forma Total Before Discontinued Operations	Cousins Discontinued Operations Adjustments (3)		Merged Cousins Pro Forma Total After Discontinued Operations	Parkway Houston Historical (3)	Spin-Off Adjustments		Post-Spin-Off Merged Cousins Pro Forma Total
Revenues:
Rental property revenues	$271,832	$321,238	$8,880	a	$601,950	$(133,888)	j	$468,062	$(82,275)	$191	k	$385,978
Fee income	5,968	3,936	—		9,904	—		9,904	(3,753)	—		6,151
Sale of condominium units	—	—	—		—	—		—	—	—		—
Other	858	626	—		1,484	(288)		1,196	(346)	300	q	1,150
	278,658	325,800	8,880		613,338	(134,176)	j	479,162	(86,374)	491		393,279

Costs and expenses:
Rental property operating expenses	112,051	122,682	149	b	234,882	(56,958)	j	177,924	(39,127)	—		138,797
Reimbursed expenses	2,463	—	—		2,463	—		2,463	—	—		2,463
Management company expenses	—	2,979	—		2,979	—		2,979	(2,912)	—		67
Cost of sales - condominium units	—	—	—		—	—		—	—	—		—
Loss on extinguishment of debt	—	—	—		—	—		—	—	—		—
General and administrative expenses	17,301	37,153	—	c	54,454	(6,665)	j	47,789	(4,787)	—		43,002
Interest expense	22,457	48,725	(538)	d	70,644	(5,896)	j	64,748	(9,854)	(7,510)	m	47,384
Depreciation and amortization	96,192	117,934	7,168	e	221,294	(46,389)	j	174,905	(30,314)	8,163	n	152,754
Acquisition and related costs	4,383	—	—		4,383	—		4,383	—	—		4,383
Other	681	—	—		681	—		681	—	—		681
	255,528	329,473	6,779		591,780	(115,908)		475,872	(86,994)	653		389,531

Income (loss) from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	23,130	(3,673)	2,101		21,558	(18,268)		3,290	620	(162)		3,748
Income tax expense	—	(1,285)	—		(1,285)	—		(1,285)	1,113	—		(172)
Income from unconsolidated joint ventures	5,144	774	94	f	6,012	—		6,012	—	—		6,012
Income (loss) from continuing operations before gain on sale of investment properties	28,274	(4,184)	2,195		26,285	(18,268)		8,017	1,733	(162)		9,588
Gain on sale of investment properties	13,944	92,919	—		106,863	—		106,863	—	—		106,863
Income (oss) from continuing operations	42,218	88,735	2,195		133,148	(18,268)		114,880	1,733	(162)		116,451
Income (loss) from discontinued operations:
Income from discontinued operations	—	—	—		—	18,268	j	18,268	—	(18,268)	o	—
Gain on sale from discontinued operations	—	—	—		—	—		—	—	—		—
	—	—	—		—	18,268		18,268	—	(18,268)		—
Net income (loss)	42,218	88,735	2,195		133,148	—		133,148	1,733	(18,430)		116,451
Net income attributable to noncontrolling interests	—	(6,440)	(162)	g	(6,602)	—		(6,602)	—	1,357	p	(5,245)
Net income (loss) attributable to controlling interests	42,218	82,295	2,033		126,546	—		126,546	1,733	(17,073)		111,206
Dividends to preferred stockholders	—	—	—		—	—		—	—	—		—
Net income (loss) available to common stockholders	$42,218	$82,295	$2,033		$126,546	$—		$126,546	$1,733	$(17,073)		$111,206

Net income (loss)	$42,218	$88,735	$2,195		$133,148	$—		$133,148	$1,733	$(18,430)		$116,451
Other comprehensive loss	—	(3,180)	3,180	h	—	—		—	—	—		—
Comprehensive income (loss)	42,218	85,555	5,375		133,148	—		133,148	1,733	(18,430)		116,451
Comprehensive income (loss) attributable to noncontrolling interests	—	(6,557)	2,495	g	(4,062)	—		(4,062)	—	1,357	p	(2,705)
Comprehensive income (loss) attributable to common stockholders	$42,218	$78,998	$7,870		$129,086	$—		$129,086	$1,733	$(17,073)		$113,746

Per common share information - basic and diluted:
Income from continuing operations attributable to controlling interest	$0.20	$0.74			$0.32			$0.28				$0.28
Income from discontinued operations	—	—			—			0.05				—
Net income available to common stockholders	$0.20	$0.74			$0.32			$0.32				$0.28
Weighted average shares - basic	210,400	111,716		i	393,131		i	393,131			i	393,131
Weighted average shares - diluted	210,528	117,078		i	401,000		i	401,000			i	401,000

See accompanying notes

(1) Historical financial information of Cousins is derived from its Quarterly Report filed on Form 10-Q for the nine months ended September 30, 2016.

(2) Historical financial information of Parkway is derived from financial information for the nine months ended September 30, 2016 included herein. Certain Parkway amounts have been reclassified to conform to Cousins’ financial statement presentation.

(3) Historical financial information of Cousins Houston and Parkway Houston reflects historical financial information for Cousins’ and Parkway’s Houston properties to be contributed to Parkway, Inc. at consummation of the Spin-Off.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except share data)

	Cousins Historical (1)	Parkway Historical (1)	Merger Adjustments		Merged Cousins Pro Forma Total Before Discontinued Operations	Cousins Discontinued Operations Adjustments (2)		Merged Cousins Pro Forma Total After Discontinued Operations	Parkway Houston Historical (3)	Spin-Off Adjustments		Post-Spin Merged Cousins Pro Forma Total
Revenues:
Rental property revenues	$373,068	$452,597	$(1,211)	a	$824,454	$(177,890)	j	$646,564	$(108,507)	$12,369	k	$550,426
Fee income	7,297	10,321	—		17,618	—		17,618	(9,891)	—		7,727
Sale of condominium units	—	11,065	—		11,065	—		11,065	(11,065)	—		—
Other	1,278	903	—		2,181	—		2,181	(244)	400	q	2,337
	381,643	474,886	(1,211)		855,318	(177,890)		677,428	(129,707)	12,769		560,490

Costs and expenses:
Rental property operating expenses	156,157	173,241	199	b	329,597	(74,162)	j	255,435	(44,812)	—		210,623
Reimbursed expenses	3,430	—	—		3,430	—		3,430	—	—		3,430
Management company expenses	—	9,935	—		9,935	—		9,935	(9,935)	—		—
Cost of sales - condominium units	—	11,120	—		11,120	—		11,120	(11,120)	—		—
Loss on extinguishment of debt	—	6,062	—		6,062	—		6,062	—	—		6,062
General and administrative expenses	17,099	31,194	—	c	48,293	—		48,293	—	(12,664)	l	35,629
Interest expense	30,723	71,481	(6,213)	d	95,991	(7,988)	j	88,003	(16,088)	(2,295)	m	69,620
Depreciation and amortization	135,416	190,387	(12,079)	e	313,724	(63,791)	j	249,933	(55,570)	26,287	n	220,650
Acquisition and related costs	299	2,074	—		2,373	—		2,373	—	—		2,373
Other	1,000	5,400	—		6,400	—		6,400	—	—		6,400
	344,124	500,894	(18,093)		826,925	(145,941)		680,984	(137,525)	11,328		554,787

Income (loss) from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	37,519	(26,008)	16,882		28,393	(31,949)		(3,556)	7,818	1,441		5,703
Benefit for income taxes from operations	—	(1,903)	—		(1,903)	—		(1,903)	1,635	—		(268)
Income from unconsolidated joint ventures	8,302	2,204	89	f	10,595	—		10,595	—	—		10,595
Income (loss) from continuing operations before gain on sale of investment properties	45,821	(25,707)	16,971		37,085	(31,949)		5,136	9,453	1,441		16,030
Gain on sale of investment properties	80,394	120,430	—		200,824	—		200,824	—	—		200,824
Income from continuing operations	126,215	94,723	16,971		237,909	(31,949)		205,960	9,453	1,441		216,854
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(35)	—	—		(35)	31,949	j	31,914	—	(31,949)	o	(35)
Gain (loss) on sale from discontinued operations	(551)	—	—		(551)	—		(551)	—	—		(551)
	(586)	—	—		(586)	31,949		31,363	—	(31,949)		(586)
Net income	125,629	94,723	16,971		237,323	—		237,323	9,453	(30,508)		216,268
Net income attributable to noncontrolling interests	(111)	(27,388)	(1,250)	g	(28,749)	—		(28,749)	(7)	2,245	p	(26,511)
Net income attributable to controlling interests	125,518	67,335	15,721		208,574	—		208,574	9,446	(28,263)		189,757
Preferred share original issuance costs	—	—	—		—	—		—	—	—		—
Dividends to preferred stockholders	—	—	—		—	—		—	—	—		—
Net income available to common stockholders	$125,518	$67,335	$15,721		$208,574	$—		$208,574	$9,446	$(28,263)		$189,757

Net income	$125,629	$94,723	$16,971		$237,323	$—		$237,323	$9,453	$(30,508)		$216,268
Other comprehensive income	—	1,499	(1,499)	h	—	—		—	—	—		—
Comprehensive income	125,629	96,222	15,472		237,323	—		237,323	9,453	(30,508)		216,268
Comprehensive income attributable to noncontrolling interests	—	(28,920)	(2,502)	g	(31,422)	—		(31,422)	(7)	2,245	p	(29,184)
Comprehensive income attributable to common stockholders	$125,629	$67,302	$12,970		$205,901	$—		$205,901	$9,446	$(28,263)		$187,084

Per common share information - basic and diluted:
Income from continuing operations attributable to controlling interest	$0.58	$0.60			$0.53			$0.45				$0.48
Income from discontinued operations	—	—			—			0.08				—
Net income available to common stockholders	$0.58	$0.60			$0.53			$0.53				$0.48
Weighted average shares - basic	215,827	111,490		i	393,131		i	393,131			i	393,131
Weighted average shares - diluted	215,979	116,691		i	401,000		i	401,000			i	401,000

See accompanying notes

(1) Historical financial information of Cousins its Annual Report filed on Form 10-K for the year ended December 31, 2015. Historical financial information of Parkway is derived from financial information for the year ended December 31, 2015 included herein.Certain Parkway amounts have been reclassified to conform to Cousins’ financial statement presentation.

(2) Reflects historical financial information for the year ended December 31, 2015 for Cousins’ Houston properties that were contributed to Parkway, Inc. at consummation of the Spin-Off.

(3) Reflects historical financial information for the year ended December 31, 2015 for Parkway’s Houston properties that were contributed to Parkway, Inc. at consummation of the Spin-Off.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except share data)

	Cousins Historical (1)	Cousins Discontinued Operations Adjustments (2)		Cousins Pro Forma Total (3)
Revenues:
Rental property revenues	$343,910	$(184,536)	j	$159,374
Fee income	12,519	—		12,519
Other	4,954	(31)	j	4,923
	361,383	(184,567)		176,816

Costs and expenses:
Rental property operating expenses	155,934	(79,625)	j	76,309
Reimbursed expenses	3,652	—		3,652
General and administrative expenses	19,969	—		19,969
Interest expense	29,110	(8,127)	j	20,983
Depreciation and amortization	140,018	(77,760)	j	62,258
Acquisition and related costs	1,130	—		1,130
Other	3,544	—		3,544
	353,357	(165,512)		187,845

Income from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	8,026	(19,055)		(11,029)
Benefit for income taxes from operations	20	—		20
Income from unconsolidated joint ventures	11,268	—		11,268
Income from continuing operations before gain on sale of investment properties	19,314	(19,055)		259
Gain on sale of investment properties	12,536	—		12,536
Income from continuing operations	31,850	(19,055)		12,795
Income from discontinued operations:
Income from discontinued operations	1,800	19,055	j	20,855
Gain on sale from discontinued operations	19,358	—		19,358
	21,158	19,055		40,213
Net income	53,008	—		53,008
Net income attributable to noncontrolling interests	(1,004)	—		(1,004)
Net income attributable to controlling interests	52,004	—		52,004
Preferred share original issuance costs	(3,530)	—		(3,530)
Dividends to preferred stockholders	(2,955)	—		(2,955)
Net income available to common stockholders	$45,519	$—		$45,519

Net income	$45,519	$—		$45,519
Other comprehensive income	—	—		—
Comprehensive income	45,519	—		45,519
Comprehensive income attributable to noncontrolling interests	—	—		—
Comprehensive income attributable to common stockholders	$45,519	$—		$45,519

Per common share information - basic and diluted:
Income from continuing operations attributable to controlling interest	$0.12			$0.02
Income from discontinued operations	0.10			0.20
Net income available to common stockholders	$0.22			$0.22
Weighted average shares - basic	204,216			204,216
Weighted average shares - diluted	204,460			204,460

See accompanying notes

(1) Historical financial information is derived Cousins’ Annual Report filed on Form 10-K for the year ended December 31, 2014.

(2) Represents historical financial information for the year ended December 31, 2014 for Cousins’ Houston properties that were contributed to New Parkway at consummation of the Spin-Off.

(3) Reflects adjustments to Cousins’ historical results of operations related to the reclassification of Cousins Houston properties as discontinued operations.  No adjustments associated with the Merger or Spin-Off are reflected herein.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except share data)

	Cousins Historical (1)	Cousins Discontinued Operations Adjustments (2)		Cousins Pro Forma Total (3)
Revenues:
Rental property revenues	$194,420	$(72,696)	j	$121,724
Fee income	10,891	—		10,891
Other	5,430	(11)	j	5,419
	210,741	(72,707)		138,034

Costs and expenses:
Rental property operating expenses	90,498	(31,759)	j	58,739
Reimbursed expenses	5,215	—		5,215
General and administrative expenses	22,460	—		22,460
Interest expense	21,709	(2,618)	j	19,091
Depreciation and amortization	76,277	(29,146)	j	47,131
Acquisition and related costs	7,484	(3,858)	j	3,626
Other	3,693	—		3,693
	227,336	(67,381)		159,955

Loss from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	(16,595)	(5,326)		(21,921)
Benefit for income taxes from operations	23	—		23
Income from unconsolidated joint ventures	67,325	—		67,325
Income from continuing operations before gain on sale of investment properties	50,753	(5,326)		45,427
Gain on sale of investment properties	61,288	—		61,288
Income from continuing operations	112,041	(5,326)		106,715
Income from discontinued operations:
Income from discontinued operations	3,299	5,326	j	8,625
Gain on sale from discontinued operations	11,489	—		11,489
	14,788	5,326		20,114
Net income	126,829	—		126,829
Net income attributable to noncontrolling interests	(5,068)	—		(5,068)
Net income attributable to controlling interests	121,761	—		121,761
Preferred share original issuance costs	(2,656)	—		(2,656)
Dividends to preferred stockholders	(10,008)	—		(10,008)
Net income available to common stockholders	$109,097	$—		$109,097

Net income	$109,097	$—		$109,097
Other comprehensive income	—	—		—
Comprehensive income	109,097	—		109,097
Comprehensive income attributable to noncontrolling interests	—	—		—
Comprehensive income attributable to common stockholders	$109,097	$—		$109,097

Per common share information - basic and diluted:
Income from continuing operations attributable to controlling interest	$0.66			$0.62
Income from discontinued operations	0.10			0.14
Net income available to common stockholders	$0.76			$0.76
Weighted average shares - basic	144,255			144,255
Weighted average shares - diluted	144,420			144,420

See accompanying notes

(1) Historical financial information is derived from Cousins’ Annual Report filed on Form 10-K for the year ended December 31, 2013.

(2) Represents historical financial balances for the year ended December 31, 2013 for Cousins’ Houston properties that were contributed to New Parkway at consummation of the Spin-Off.

(3) Reflects adjustments to Cousins’ historical results of operations related to the reclassification of Cousins Houston properties as discontinued operations. No adjustments associated with the Merger or Spin-Off are reflected herein.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands unless otherwise noted)

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet as of September 30, 2016 reflects the following adjustments:

A. Real Estate Tangible and Intangible Assets and Liabilities

Merger with Parkway

The real estate assets acquired in connection with the Merger are reflected in the unaudited pro forma consolidated balance sheet of Cousins at a preliminary fair market value. The preliminary fair market value is based, in part, on a valuation prepared by Cousins with assistance of a third party valuation advisor. The acquired assets and assumed liabilities for an acquired operating property generally include, but are not limited to: land, buildings and improvements, identified tangible and intangible assets and liabilities associated with in-place leases, including tenant improvements, leasing costs, value of above-market and below-market leases, and value of acquired in-place leases.

The adjustments reflected in the unaudited consolidated balance sheet for real estate assets, intangible assets and intangible liabilities represent the differences between the preliminary fair market value of consolidated properties acquired by Cousins in connection with the Merger and Parkway’s historical balances, which are presented as follows:

	Parkway Consolidated Properties as of September 30, 2016
	Fair Market Value	Parkway Historical	Adjustments as a Result of Merger
Operating properties	$3,181,724	$2,707,165	$474,559
Land	14,621	23,651	(9,030)
Real estate assets	3,196,345	2,730,816	465,529
Real estate and other assets held for sale	203,208	185,496	17,712
Intangible assets, net	297,360	105,351	192,009
Liabilities of real estate held for sale	(2,858)	(241)	(2,617)
Intangible liabilities, net	(63,850)	(50,148)	(13,702)
Total	$3,630,205	$2,971,274	$658,931

Fair value is based on estimated cash flow projections that utilize available market information and discount and/or capitalization rates as appropriate. The fair value of land is derived from comparable sales of land within the same submarket and/or region. The fair value of buildings, tenant improvements, and leasing costs are based upon current market replacement costs and other relevant market rate information. The fair value of the above-market or below-market component of an acquired in-place lease is based upon the present value (calculated using a market discount rate) of the difference between (i) the contractual rents to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the rents that would be paid using fair market rental rates and rent escalations at the date of acquisition over the remaining term of the lease. The fair value of acquired in-place leases is derived based on assessment of lost revenue and costs incurred for the period required to lease the “assumed vacant” property to the occupancy level when purchased. This fair value is based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases; (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period; and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period.

Spin-Off of New Parkway

The Parkway Houston properties spun out in connection with the Spin-Off are reflected in the unaudited pro forma consolidated balance sheet of Cousins at a preliminary fair market value. The preliminary fair market value is based on a valuation prepared by Cousins with the assistance of a third party valuation advisor. The Spin-Off adjustments reflected in the unaudited consolidated balance sheet for real estate assets, intangible assets and intangible liabilities represent the differences between the fair market value of Parkway’s Houston properties acquired by Cousins in connection with the Merger (see Merger with Parkway above) and Parkway’s historical balances for such properties, which are presented as follows:

	Parkway Houston Properties as of September 30, 2016
	Parkway Houston Historical	Fair Market Value of Parkway Houston	Adjustments as a Result of Merger
Operating properties	$777,735	$579,759	$197,976
Land	10,360	9,691	669
Real estate assets	788,095	589,450	198,645
Intangible assets, net	17,872	72,947	(55,075)
Intangible liabilities, net	(18,264)	(3,811)	(14,453)
Total	$787,703	$658,586	$129,117

B. Cash and Notes Payable

In connection with the Merger and the Spin-Off, New Parkway entered into a credit agreement with a bank group providing for (i) a three-year, $100 million senior secured revolving credit facility and (ii) a three-year, $350 million senior secured term loan facility (the “New Parkway Term Loan”). For purposes of pro forma adjustments, the New Parkway Credit Facilities has a term of three years.

At the closing of the Merger, but prior to the Spin-Off, the New Parkway Term Loan was funded. The proceeds were used to fund a $200 million distribution to Cousins, which along with additional funds drawn from Cousins credit facility were used to repay $550 million of outstanding Parkway term loans at closing.  The remaining proceeds were contributed to New Parkway in connection with its assumption of the New Parkway Credit Facilities at consummation of the Spin-Off.

The Merger adjustment to cash in the unaudited pro forma consolidated balance sheet is comprised of the following as of September 30, 2016:

New Parkway Term Loan proceeds	$350,000
Repayment of Parkway term loans	(550,000)
Proceeds from draw on Cousins credit facility	198,091
New Parkway Credit Facilities deferred financing costs	(3,325)
Total	$(5,234)

The Spin-Off adjustment to cash in the unaudited pro forma consolidated balance sheet is comprised of the following as of September 30, 2016:

Reverse Parkway historical cash	$11,851
Elimination of remaining New Parkway Term Loan proceeds after repayment of Parkway indebtedness	(146,675)
Cash payment by Cousins to New Parkway pursuant to the Separation Agreement	(42,400)
Total	$(177,224)

The Merger adjustment to Notes Payable in the unaudited pro forma consolidated balance sheet is comprised of the following as of September 30, 2016:

New Parkway Term Loan	$350,000
Repayment of Parkway term loans	(550,000)
Write-off of Parkway deferred financing costs	6,797
Cousins credit facility draw	198,091
Premium on notes payable	5,204
New Parkway Credit Facilities deferred financing costs	(3,325)
Total	$6,767

The Spin-Off adjustment to Notes Payable in the unaudited pro forma condensed consolidated balance sheet is comprised of the following as of September 30, 2016:

New Parkway Term Loan	$(350,000)
Write-off of Parkway deferred financing costs	(275)
Above-market debt value	1,453
New Parkway Credit Facilities deferred financing costs	3,325
Total	$(345,497)

C. Deferred Rents Receivable

Straight-lining of rent pursuant to the underlying leases associated with the real estate acquired in connection with the Merger commenced on the Effective Date; therefore the balance of deferred rent included on Parkway’s historical balance sheet has been eliminated.

D. Investment in Unconsolidated Joint Ventures

Represents the difference between the preliminary fair market value of unconsolidated properties acquired by Cousins in connection with the Merger and Parkway’s historical valuation as of September 30, 2016.

See note A. above for more information on preliminary fair market values of properties acquired in the Merger.

E. Accounts Payable and Accrued Expenses

Represents non-recurring transaction costs to be paid by Cousins directly attributable to the Merger. These transaction costs, consisting primarily of fees for investment bankers, legal, accounting, tax and other professional services, are factually supportable because such amounts are based on reliable, documented evidence such as invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred until the Merger. Such costs are non-recurring in nature directly related to the Merger and, therefore, are reflected as a reduction to equity and not included in the unaudited pro forma consolidated statements of operations.

F. Other Liabilities

Represents elimination of the fair value of Parkway’s interest rate swaps as of September 30, 2016, which was terminated on the Effective Date. Interest rate swap breakage costs are included as a non-recurring transaction costs directly attributable to the Merger (see notes E. and I. for related information).

G. Common Stock and Limited Voting Stock

Represents the issuance of shares of Cousins’ common stock and limited voting shares, with a par value of $1.00 per share and a market value of $10.19 per share as of the Closing Date, at a conversion ratio of 1.63 to 1.0, to holders of Parkway common stock and limited voting stock on the Effective Date. These amounts will be adjusted on the Effective Date to reflect the number of Parkway shares then issued and outstanding and the then per share market value of Cousins common stock.

As of September 30, 2016
Outstanding shares of Parkway common stock — historical basis (in 000s)	111,768
Parkway equity-based awards converted into Parkway common stock (in 000s)	478
Shares of Parkway common stock to be exchanged (in 000s)	112,246
Exchange Ratio	1.63
Shares of Cousins common stock to be issued — pro forma basis (in 000s)	182,962
Cousins par value per share	$1.00
Par value of Cousins common stock to be issued — pro forma basis	$182,962
Par value of Parkway common stock — historical basis	$(112)
Pro forma adjustment to common stock	$182,850

Outstanding shares of Parkway limited voting stock — historical basis (in 000s)	4,213
Exchange Ratio	1.63
Shares of Cousins preferred stock to be issued — pro forma basis (in 000s)	6,867
Cousins par value per preferred share	$1.00
Pro forma adjustment to Cousins preferred stock to be issued	$6,867
Pro forma adjustment to limited voting stock	$(4)

Shares of Cousins common stock to be issued for Parkway stock — pro forma basis (in 000s)	182,960
Additional paid-in capital ($10.19 per shares less $1.00 par value per share)	$9.19
Additional paid-in capital Cousins stock to be issued — pro forma basis	$1,681,415
Parkway additional paid-in capital — historical basis	$(1,859,408)
Pro forma adjustments to additional paid-in capital	$(177,993)

H. Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss included on Parkway’s historical balance sheet represents the effect of their interest rate swaps. As discussed in note F. above, Cousins terminated Parkway’s interest rate swaps on the Effective Date.

I. Distributions in Excess of Cumulative Net Income

Represents elimination of Parkway’s Accumulated Deficit of $440.9 million as of September 30, 2016 and an adjustment of $33.3 million to increase distributions in excess of cumulative net income for non-recurring transaction costs directly attributable to the Merger that have not yet been expensed in the historical statements of operations or accrued in the historical balance sheets used as the starting point for the pro forma financial statements (see note E. above for related information).

J. Nonredeemable Noncontrolling Interests

Represents adjustments to noncontrolling interests as a result of marking properties held by consolidated joint ventures to preliminary fair market value and the conversion of Parkway LP’s outstanding operating units not held by Parkway by the Exchange Ratio. See Schedule 1 of Exhibit B to the Merger Agreement for more information regarding the equity capitalization steps of the Merger and Spin-Off.

The Merger adjustment to Nonredeemable Noncontrolling Interest in the unaudited pro forma consolidated balance sheet is comprised of the following as of September 30, 2016:

Pro forma noncontrolling interest adjustment	$26,446
Pro forma Parkway LP operating partnership unit value	83,619
Historical Parkway LP operating partnership unit value reclassified to preferred stock	(6,867)
Total	$103,198

K. Deferred Rents Receivable

Represents the reversal of duplicate adjustments to eliminate straight-line rent receivable related to the underlying leases associated with Parkway’s Houston properties included in the Spin-Off (see note C. above and the adjustment to Deferred Rents Receivable in the Parkway Houston Historical column on the unaudited pro forma consolidated balance sheet).

L. Other Assets

The Merger adjustment in unaudited pro forma consolidated balance sheet represents the adjustment of the historical book value of certain investments of Parkway to fair value.

The Spin-Off adjustment to Other Assets in the unaudited pro forma consolidated balance sheet is comprised of the following as of September 30, 2016:

Non-voting preferred stock of New Parkway retained by Cousins LP	$5,000
Elimination of deferred tax assets related to New Parkway	(4,686)
Elimination of prepaid insurance related to New Parkway	(2,826)
Total	$(2,512)

M. Accounts Payable and Accrued Expenses

Represents non-recurring transaction costs to be paid by Cousins directly or indirectly attributable to the Spin-Off. These transaction costs, consisting primarily of fees for accounting, tax and other professional services, are factually supportable because such amounts are based on reliable, documented evidence such as invoices for costs incurred to date and estimates from third-parties for additional costs expected to be incurred through the Spin-Off. Such costs are non-recurring in nature directly related to the Spin-Off and, therefore, are reflected as an adjustment to equity and not included in the unaudited pro forma consolidated statements of operations.

N. Distributions in Excess of Cumulative Net Income

Represents (1) elimination of distributions in excess of cumulative net income related to the Houston Business as of September 30, 2016, (2) elimination of net equity value related to assets and liabilities of the Houston Business distributed by Cousins in connection with the Separation, and (3) an increase to distributions in excess of cumulative net income for non-recurring transaction costs directly attributable to the Spin-Off that have not yet been expensed in the historical statements of operations or accrued in the historical balance sheets used as the starting point for the pro forma financial statements.

As of September 30, 2016
Historical distributions in excess of cumulative net income — Cousins Houston	$922,836
Historical distributions in excess of cumulative net income — Parkway Houston	529,826
Net equity value of Houston Business distributed in Spin-Off	(1,109,906)
Non-recurring transaction costs	(7,466)
Pro forma adjustment	$335,290

O. Nonredeemable Noncontrolling Interests

Represents elimination of noncontrolling interests associated with the assets and liabilities of the Houston Business distributed in connection with the Spin-Off.  Amount was calculated as 2% of the net equity of the Houston Business.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2015 and nine months ended September 30, 2016

The historical amounts include Cousins’ and Parkway’s actual operating results for the periods presented. The pro forma adjustments to historical amounts, including rental property revenue, rental property operating expenses, general and administrative expenses, interest expense and depreciation and amortization, are presented in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016 assuming the Merger and Spin-Off occurred on January 1, 2015 (the “Pro Forma Effective Date”). The following are the explanations for the adjustments to revenues, costs and expenses, and income from unconsolidated joint ventures included in the unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 and nine months ended September 30, 2016:

Merger Adjustments

a. Rental Property Revenues

The historical rental property revenues for Cousins and Parkway represent contractual, straight-line rents and amortization of above and below-market rents associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma consolidated statements of operations are presented to adjust contractual rental property revenue to a straight-line basis and to amortize above and below-market rents in accordance with Accounting Standards Codification 805-10, Business Combinations, as if the Merger had occurred on the Pro Forma Effective Date.

The following tables summarize the adjustments made to rental property revenues for the real estate properties acquired as part of the Merger for the nine months ended September 30, 2016 and year ended December 31, 2015:

Nine Months Ended September 30, 2016
Adjustment to straight-line rent	$10,045
(Above)/below market rent adjustment	(1,165)
Total	$8,880

Year Ended December 31, 2015
Adjustment to straight-line rent	$9,385
(Above)/below market rent adjustment	(10,596)
Total	$(1,211)

b. Rental Property Operating Expenses

Represents amortization of below-market ground leases assumed in connection with the Merger. Below-market ground lease values are based on preliminary fair market value and are amortized on a straight-line basis into rental property operating expenses over the remaining terms of the applicable leases.

c. General and Administrative Expenses

Cousins and Parkway have certain duplicative general and administrative expenses that have not been eliminated as part of the pro forma adjustments in the unaudited pro forma consolidated statements of operations. Cousins anticipates that it will experience cost savings as certain duplicative general and administrative expenses will not be incurred subsequent to the Merger. These duplicative general and administrative expenses include, but are not limited to, compensation and employee related expense, accounting and other professional fees, board of director fees, professional liability insurance premiums, and other office related expenses

d. Interest Expense

The adjustments to interest expense related to the Merger represent the (1) the impact of the $350 million funding of the New Parkway Credit Facilities (see note B. above), (2) the repayment of $550 million of Parkway term loans with proceeds from the New Parkway Credit Facilities (see note B. above) and proceeds from Cousins credit facility, (3) amortization of deferred financing costs related to the placement of the New Parkway Credit Facilitates, (4) the elimination of the impact of Parkway’s interest rate swaps (see note F. above), (5) amortization of above-market debt values created by marking the assumed Parkway debt to fair market value (see note B. above) and (6) elimination of historical interest expense on City WestPlace I & II and Lincoln Place debt, which was repaid in April 2016. For purposes of pro forma adjustments, the New Parkway Credit Facilities bears interest at London Interbank Offered Rate (“LIBOR”) plus a spread of 3.00% (“Margin”). At September 30, 2016 and December 31, 2015, LIBOR was approximately 0.46% and 0.19%, respectively, for a total borrowing rate of approximately 3.46% and 3.19%, respectively. A 0.125% change in LIBOR would result in a change in pro forma interest expense on the New Parkway Term Loan of approximately $400,000 per year. A 0.50% change in the Margin would result in a change in pro forma interest expense on the New Parkway Term Loan of approximately $1.8 million per year.

The following tables summarize the adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2016 and year ended December 31, 2015 to reflect the impact to interest expense of the New Parkway Credit Facilities activity, the elimination of Parkway’s interest rate swaps and the amortization of above-market debt:

Nine Months Ended September 30, 2016
Pro forma interest on New Parkway Credit Facilities	$9,077
Pro forma interest expense on Cousins credit facility proceeds used to partially repay $550 million of Parkway term loans	2,422
Pro forma amortization of New Parkway Credit Facilities financing costs	831
Historical interest expense on City WestPlace I & II and Lincoln Place debt	(2,208)
Pro forma amortization of above-market debt	3,105
Historical Parkway interest expense related to $550 million term loans	(13,765)
Decrease in interest expense	$(538)

Year Ended December 31, 2015
Pro forma interest on New Parkway Credit Facilities	$11,160
Pro forma interest expense on Cousins credit facility proceeds used to partially repay $550 million of Parkway term loans	2,552
Pro forma amortization of New Parkway Credit Facilities financing costs	1,108
Historical interest expense on City WestPlace I & II and Lincoln Place debt	(8,916)
Pro forma amortization of above-market debt	5,694
Historical Parkway interest expense related to $550 million term loans	(17,811)
Decrease in interest expense	$(6,213)

e. Depreciation and Amortization Expense

Depreciation and amortization is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful lives for building and site improvements, and the remaining contractual, in-place lease term for intangible lease assets and liabilities. Cousins uses the straight-line method for all depreciation and amortization. The useful life of a particular building depends upon a number of factors including the condition of the building upon acquisition. For purposes of the unaudited pro forma consolidated statements of operations, the general range of useful lives for buildings is 31 to 40 years; the general range of useful lives for site improvements is seven to 16 years; and the general range of remaining contractual, in-place lease terms was three to nine years. As Cousins would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the Parkway historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflect the depreciation and amortization that Cousins would have recorded.

The following tables summarize pro forma depreciation and amortization by asset category for the properties acquired in the Merger that would have been recorded for the nine months ended September 30, 2016 and year ended December 31, 2015 less the reversal of depreciation and amortization included in Parkway’s historical financial statements:

Nine Months Ended September 30, 2016
Building and site improvements	$57,582
In-place leases	67,195
Management contract	(53)
Less: Parkway historical depreciation and amortization	(117,556)
Increase in depreciation and amortization expense	$7,168

Year Ended December 31, 2015
Building and site improvements	$88,893
In-place leases	88,983
Management contract	(323)
Less: Parkway historical depreciation and amortization	(189,632)
Decrease in depreciation and amortization expense	$(12,079)

f. Income from Unconsolidated Joint Ventures

Represents adjustments to contractual rental property revenues of properties owned by unconsolidated joint ventures to a straight-line basis as if the Merger had occurred on the Pro Forma Effective Date.

g. Net Income and Comprehensive Income Attributable to Noncontrolling Interests

Represents share of pro forma adjustments to net income and comprehensive income allocable to noncontrolling interests and Parkway LP operating partnership units held by outsiders.

h. Other Comprehensive Income (Loss)

Other comprehensive income (loss) included on Parkway’s historical consolidated statements of operations represents the effect of Parkway’s interest rate swaps, which were terminated on the Effective Date (see note F. above). The adjustments in the unaudited pro forma consolidated statements of operations represent the elimination of the effect of the interest rate swaps.

i. Weighted-Average Shares

The following table summarizes the pro forma weighted-average shares of common stock outstanding as if the Merger occurred on September 30, 2016 (see note G. above) (share amounts in thousands):

Nine Months Ended September 30, 2016
Cousins weighted-average common shares outstanding - historical basis	220,498
Shares of common stock issued to Parkway stockholders - pro forma basis	182,962
Total outstanding shares of common stock — pro forma basis	403,460
Less: Treasury stock shares	10,329
Weighted-average shares of common stock - basic	393,131
Effect of conversion and exchange of Parkway LP Operating Partnership Units	7,869
Weighted-average shares of common stock - diluted	401,000

j. Income from Discontinued Operations

Represents adjustments to reclassify the operations of Cousins’ Houston properties as a discontinued operation in accordance with Accounting Standards Codification 205-20 and Financial Reporting Manual Section 3230.2.

Spin-Off Adjustments

k. Rental Property Revenues

Represents the elimination of straight-line rents and amortization of above and below-market rent associated with the leases of Parkway’s Houston properties, which are included in pro forma rental property revenues for Cousins after giving effect to the Merger (see note a. above for related information).

The following tables summarize the adjustments made to rental property revenues for the distribution of Parkway’s Houston properties for the nine months ended September 30, 2016 and year ended December 31, 2015:

Nine Months Ended September, 2016
Pro forma Parkway Houston straight-line rent adjustment	$(4,971)
Pro forma (above)/below market rent adjustment	215
Historical Parkway Houston amounts	4,947
Total	$191

Year Ended December 31, 2015
Pro forma Parkway Houston straight-line rent adjustment	$(5,068)
Pro forma (above)/below market rent adjustment	287
Historical Parkway Houston amounts	17,150
Total	$12,369

l. General and Administrative Expenses

Represents elimination of general and administrative expenses attributable to the operations of the Houston Business, which was separated from Cousins in connection with the Spin-Off, as such expenses will not be incurred by Cousins subsequent to the Merger.

m. Interest Expense

Represents the elimination of pro forma interest expense and pro forma amortization of deferred financing costs related to the New Parkway Credit Facilities and pro forma amortization of above-market debt values created by marking the assumed debt of Parkway’s Houston properties to fair market value (see notes B. and d. above for related information).

The following tables summarize the adjustments to the unaudited pro forma consolidated statements of operations to reflect the New Parkway Credit Facilities activity and amortization of Parkway’s Houston properties’ above-market debt:

Nine Months Ended September 30, 2016
Elimination of pro forma interest on New Parkway Credit Facilities	$(9,077)
Elimination of pro forma amortization of deferred financing costs	(831)
Elimination of pro forma amortization of above-market rent	622
Historical interest expense on CityWestPlace I & II debt	1,776
Reduction in interest expense	$(7,510)

Year Ended December 31, 2015
Elimination of pro forma interest on New Parkway Credit Facilities	$(11,160)
Elimination of pro forma amortization of deferred financing costs	(1,108)
Elimination of pro forma amortization of above-market rent	2,781
Historical interest expense on CityWestPlace I & II debt	7,192
Reduction in interest expense	$(2,295)

n. Depreciation and Amortization

Represents the elimination of pro forma depreciation and amortization related to assets and liabilities of Parkway’s Houston properties, which is included in the unaudited pro forma consolidated statements of operations after giving effect to the Merger (see note e. above for related information).

The following tables summarize depreciation and amortization by asset category for Parkway’s Houston properties less the historical depreciation and amortization associated with Parkway’s Houston properties for the nine months ended September 30, 2016 and year ended December 31, 2015:

Nine Months Ended September 30, 2016
Parkway Houston building and site improvements	$(8,918)
Parkway Houston in-place leases	(13,286)
Parkway Houston management contract	53
Parkway Houston historical depreciation and amortization	30,314
Pro forma depreciation and amortization expense adjustment	$8,163

Year Ended December 31, 2015
Parkway Houston building and site improvements	$(11,891)
Parkway Houston in-place leases	(17,715)
Parkway Houston management contract	323
Parkway Houston historical depreciation and amortization	55,570
Pro forma depreciation and amortization expense adjustment	$26,287

o. Income from Discontinued Operations

Represents the elimination of pro forma income from discontinued operations related to Cousins’ Houston properties (see note j).

p. Net Income Attributable to Noncontrolling Interests

Represents share of pro forma adjustments to net income allocable to operating partnership units held by outsiders.

q. Dividend Income on Non-Voting Preferred Stock

Represents pro forma dividend income on $5 million of non-voting preferred stock of New Parkway acquired by Cousins LP (see Note L.) at an annual rate of 8%.